SAVVY BUSINESS SUPPORT, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

April 12, 2013

Carson City, NV	USD $5,000.00

FOR VALUE RECEIVED, the undersigned, SAVVY BUSINESS SUPPORT, INC., a Nevada corporation (the “Company”), promises to pay to BROOKSTONE PARTNERS, LLC (the “Lender”), the principal sum of FIVE THOUSAND U.S. DOLLARS AND NO CENTS (USD $5,000.00) bearing no interest pursuant to the following terms:

1.    Principal and Interest. For value received, the Company hereby promises to pay to the order of the Lender in lawful money of the United States of America and in immediately available funds the principal sum of FIVE THOUSAND DOLLARS AND NO CENTS ($5,000.00) (the “Principal Amount”), bearing no interest (the “Note”).

2.    Maturity Date. The Principal Amount outstanding under this Note shall be due and payable on May 12, 2013 (the “Maturity Date”) in cash; provided, however, in the event that the Company receives any financing from any other source, all proceeds received in connection with any such financing shall be paid to the Lender until such time that full amount outstanding and payable under this Note has been paid to the Lender.

3.    Right of Prepayment. Notwithstanding the payments pursuant to Section 2 of this Note, the Company at its option shall have the right to prepay a portion or all outstanding principal of the Note. There shall be no prepayment fee or penalty.

4.    Conversion.

(a)    At any time on or prior to the Maturity Date of this Note, the Lender may convert the unpaid Principal Amount of this Note into an aggregate of 50 million (50,000,000) “restricted” shares of Common Stock of the Company (the “Conversion Shares”) by completing the “Notice of Conversion” attached hereto as Exhibit A and delivering such notice, along with the originally executed copy of this Note, to the Company.

(b)    In the event that the Principal Amount on this Note is converted into Common Stock in accordance with the terms of Section 4(a), the Company shall promptly issue to the Lender a certificate evidencing the Conversion Shares, which certificate shall bear a customary Rule 144 restrictive legend.

(c)    Upon issuance of the Conversion Shares to the Lender in accordance with the terms and conditions hereof, the Conversion Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Note or imposed by law.

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(d)    The Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and as such, may not be sold or otherwise transferred unless registered under the Securities Act or pursuant to an exemption therefrom.

5.    Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

6.    Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

7.    Unsecured and Non-Recourse Nature of the Note. This Note is not secured by any of the assets of the Company and there is no recourse against any third party regarding any obligations under this Note.

8.    Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the Principal Amount, costs, indemnities, or expenses pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Lender under this Note which is not cured by the Company within ten (10) days after notice is received by the Company regarding such default, or (iii) the Lender shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction. Upon an Event of Default, the entire Principal Amount outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at twenty-four percent (24%) per year or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.

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9.    Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender of the Principal Amount of this Note or the conversion of this Note by the Lender pursuant to Section 4 of this Note, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, if any, and next in reduction of the outstanding principal balance of this Note.

10.    Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

11.    Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

12.    Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

13.    Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company or the Lender without the written consent of the other party.

14.    No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

15.    Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

16.    Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to Company:	Savvy Business Support, Inc.
123 West Nye Lane, Suite 455
Carson City, NV 89706
Phone: (888) 983-1623

If to the Lender:	Brookstone Partners, LLC

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

17.    Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

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18.    Governing Law; Jurisdiction. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEVADA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

19.    No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

20.    Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

21.    Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

22.    Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

SAVVY BUSINESS SUPPORT, INC.

By:	/s/ Bharat Vasandani
Name:	Bharat Vasandani
Title:	President, Chairman, Chief Executive Officer and Chief Financial Officer

Acknowledged and Agreed to:

LENDER:

BROOKSTONE PARTNERS, LLC

By:	/s/ Stella Lumawag
(Sign Name)

Stella Lumawag
(Print Name)

Managing Member
(Print Title)

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Convertible Note into “restricted” shares of Common Stock, no par value per share (the “Common Stock”), of Savvy Business Support, Inc., a Nevada corporation, according to the conditions hereof, as of the date written below.

Conversion request:

Date to Effect Conversion

50,000,000 shares of Common Stock

Number of restricted shares of Common Stock to be issued

REGISTERED NOTEHOLDER:

______________________________
(Print Holder’s Name)

By:	_______________________________
(Sign Name)

______________________________
(Print Name)

______________________________
(Print Title)

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